UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street Los Angeles, California 90021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the current report on Form 8-K filed by Guess?, Inc. (the “Company”) on June 29, 2011 (the “Original Report”).  The Original Report was filed to report the results of the matters submitted to a vote at the Company’s annual meeting of shareholders held June 23, 2011 (the “Annual Meeting”).  The sole purpose of this Amendment is to disclose the Company’s decision with respect to how frequently the Company will hold an advisory shareholder vote on executive compensation.  Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(d)  At the Annual Meeting, the Company held an advisory vote on the frequency of a shareholder vote on executive compensation.  As previously reported in the Original Report, the Company’s shareholders recommended holding an advisory vote on executive compensation every three years.  In light of, and consistent with, the voting results, the Company’s Board of Directors has determined that the Company will hold future advisory votes on executive compensation every three years, until the next required advisory vote on this matter, which shall be no later than the Company’s annual meeting of shareholders in 2017, or until the Company’s Board of Directors elects to implement a different frequency for such advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2011	GUESS?, INC.

	By:	/s/ Dennis R. Secor

Dennis R. Secor
Senior Vice President and
Chief Financial Officer